UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2024
VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Crescent Court, Suite 700
Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 276-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

MetLife Facilities

On August 22, 2024, VB Nine, LLC (“VB Nine”) and VB Ten, LLC (“VB Ten”), indirect subsidiaries of VineBrook Homes Trust, Inc. (the “Company”), as borrowers, entered into credit agreements for term loan credit facilities (collectively, the “Facilities”) with Metropolitan Life Insurance Company and Metropolitan Tower Life Insurance Company, and the lenders party thereto from time to time, which provided a total commitment of up to $343.2 million. VineBrook Homes Operating Partnership, L.P. (the “OP”) acts as the operating partnership of the Company and is the sole member of each of VB Nine Equity, LLC (“VB Nine Equity”) and VB Ten Equity, LLC (“VB Ten Equity”). VB Nine Equity is the sole member of VB Nine, and VB Ten Equity is the sole member of VB Ten. Borrowings under the Facilities are secured by an equity pledge by VB Nine Equity and VB Ten Equity of their equity interests in VB Nine and VB Ten, respectively, and the property and assets held by VB Nine and VB Ten, respectively, and bears interest at a fixed rate equal to 4.5%. The Facilities are full-term, interest-only facilities that mature on August 22, 2029. In connection with entry into the Facilities, an aggregate of $343.2 million was borrowed and is currently outstanding under the Facilities. The Company received proceeds, before closing costs and other items, of approximately $316.2 million in connection with the closing of the Facilities. The Company used $282.0 million of these proceeds to pay down a portion of the outstanding amounts under the credit facility by and among the Company, as guarantor, the OP and certain of its subsidiaries, as borrowers, KeyBank National Association, as administrative agent, and the other lenders party thereto.

The Facilities contain representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for an agreement of this type, including covenants setting a minimum debt service coverage ratio and establishment and maintenance of specified cash reserves.

Borrowings under the Facilities may be voluntarily prepaid, in whole or in part, without premium or penalty at any time following August 22, 2028. Prior to August 22, 2027, any prepayments will be subject to a prepayment premium equal to the excess, if any, of the sum of the present values of all scheduled payments through the first three years of the Facilities, discounted to present value, over the principal amount of the Facilities prepaid. From August 22, 2027 to August 22, 2028, any prepayments will be subject to a prepayment fee equal to 0.5% of the prepaid principal amount. On December 15, 2025, 2026 and 2027, the borrowers will prepay the greater of $4.6 million and the amount sufficient to reduce the aggregate collateral value, which is initially 72% of aggregate appraised value, by 1%. Such prepayment will not be subject to any premium or penalty.

In addition to a customary recourse guaranty, the Company unconditionally guarantees payment of approximately $19.8 million of the outstanding principal balance of the Facilities, which is reduced by approximately $6.6 million with each prepayment by the borrowers on December 15, 2025, 2026 and 2027.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2024, Brian Mitts resigned from his positions as Chief Executive Officer, Chief Financial Officer, Assistant Secretary and Treasurer of the Company and its subsidiaries. Mr. Mitts will continue to serve as the Company’s President and a member of the Board of Directors of the Company (the “Board”).

In connection with Mr. Mitts’s resignation, on August 26, 2024, the Board appointed John Good as the Company’s Chief Executive Officer.

Mr. Good is 66 and has served as a member of the NexPoint Storage Partners, Inc. (“NSP”) board of directors since June 2015, Chairman of the board of directors of NSP since December 2019, and as the Chief Executive Officer of NSP since October 2018. Mr. Good served as NSP’s President and Chief Operating Officer from June 2015 until he was appointed Chief Executive Officer in October 2018. NSP is owned by entities advised by NexPoint Advisors, L.P. and its affiliates. Prior to joining NSP, Mr. Good was a partner and co-head of the real estate investment trust (“REIT”) practice group of Morrison & Foerster LLP, a global law firm. From 1999 to 2013, Mr. Good was a partner, multi-term executive committee member and head of the REIT practice at the law firm of Bass, Berry & Sims PLC, a nationally-known corporate law firm, and prior to that was a stockholder and chair of the securities and M&A practice group at the law firm of Baker, Donelson, Bearman, Caldwell and Berkowitz P.C. Mr. Good has over 33 years’ experience working with senior management teams and boards of directors of public companies in the REIT and financial services industries on corporate finance, corporate governance, merger and acquisition, tax, executive compensation, joint venture and strategic planning projects. As a nationally recognized corporate and securities lawyer, he was lead counsel on over 200 securities offerings raising in excess of $25 billion over more than 25 years, with more than 125 of those deals being in the REIT industry. Mr. Good also serves as a member of the board of directors of Farmland Partners, Inc., a New York Stock Exchange-listed farmland REIT, where he chairs the audit committee of the board of directors.

Mr. Good has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 26, 2024, the Board also appointed Paul Richards as the Company’s Chief Financial Officer, Assistant Secretary and Treasurer.

Mr. Richards is 35 and has served as the Company’s Vice President of Asset Management and Financing since 2018. Mr. Richards has also served as Vice President of Asset Management of NexPoint Hospitality Trust, Inc. (“NHT”) since March 2019 and as VP of Originations and Investments of NexPoint Real Estate Finance, Inc. (“NREF”) since February 2020. Mr. Richards has served as a director for NexPoint Real Estate Advisors, L.P. (“NREA”) since 2019 and joined in 2017. From 2016 to 2017, Mr. Richards served as a Product Strategy Associate at NexPoint Asset Management, L.P. (“NexPoint Asset Management”), formerly known as Highland Capital Management Fund Advisors, L.P., where he was responsible for evaluating and optimizing the registered product lineup. NHT, NREF, NREA and NexPoint Asset Management are all affiliates of the Company. Previously, Mr. Richards was also employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

Mr. Richards has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2024	VineBrook Homes Trust, Inc.

By: /s/ John Good
Name: John Good
Title: Chief Executive Officer